Exhibit 10.18

EXECUTION VERSION

AMENDMENT NUMBER FOUR

TO THE

MASTER REPURCHASE AGREEMENT

Dated as of May 17, 2013

between

VELOCITY COMMERCIAL CAPITAL, LLC

and

CITIBANK, N.A.

This AMENDMENT NUMBER FOUR TO THE MASTER REPURCHASE AGREEMENT (this “Amendment”) is made this 18th day of December, 2014, between VELOCITY COMMERCIAL CAPITAL, LLC (“Seller”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of May 17, 2013, between Seller and Buyer, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the date hereof, the Agreement is hereby amended as follows:

(a) Section 8(a) of the Agreement is hereby amended by deleting the first paragraph of such section in its entirety and inserting the following in lieu thereof (solely for convenience, modified language is italicized):

“(a) Seller and Buyer intend that the Transactions hereunder be sales to Buyer of the Purchased Loans (including, without limitation, the related Servicing Rights) and not loans from Buyer to Seller secured by the Purchased Loans. However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and as security for Seller’s performance of all of its Obligations, Seller hereby grants Buyer a perfected first priority security interest in all of Seller’s rights, title and interest in and to the following property, whether now existing or hereafter acquired: (i) all Purchased Loans identified on a Purchase Notice delivered by Buyer to Seller and Custodian from time to time, (ii) all related Loan Documents, including, without limitation, all promissory notes, (iii) any other collateral pledged or otherwise relating to such Purchased Loans, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, Loan accounting records and other books and records relating thereto, (iv) the Servicing Records, and the related Servicing Rights, (v) all rights of Seller to receive from any third party or to take delivery of any Records including, without limitation, any Servicing Records or other documents which constitute a part of the Mortgage File or Servicing File, (vi) the Collection Account and all Income relating to such Purchased Loans, (vii) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any document evidencing such mortgage guaranties or insurance relating to any Purchased Loans and all claims and payments thereunder and all rights of Seller to receive from any third party or to take delivery of any of the foregoing, (viii) all interests in real property collateralizing any Purchased Loans, (ix) all other insurance policies and insurance proceeds relating to any Purchased Loans or the related Mortgaged Property and all Insurance Proceeds and all rights of Seller to receive from any third party or to take delivery of any of the foregoing, (x) any purchase agreements or other agreements, contracts or any related takeout commitments, to the extent relating to any Purchased Loans and all rights to receive documentation relating thereto, (xi) all Interest Rate Protection Agreements relating to any Purchased Loans, (xii) all “accounts”, “chattel paper”, “commercial tort claims”, “deposit accounts”, “documents,” “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter of credit rights”, and “securities’ accounts” as each of those terms is defined in the Uniform Commercial Code to the extent they relate to the Purchased Loans and all cash and Cash Equivalents and all products and proceeds relating thereto, and (xiii) any and all replacements, substitutions, distributions on or proceeds of any Purchased Loans (collectively the “Purchased Items”). Seller acknowledges and agrees that its rights with respect to the Purchased Items (including without limitation, any security interest Seller may have in the Purchased Loans and any other collateral granted by Seller to Buyer pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Buyer hereunder.

(b) Schedule 5 of the Agreement is deleted in its entirety and Exhibit A hereto is inserted in lieu thereof.

SECTION 2. Fees and Expenses. Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 3. Representations. Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 4. Binding Effect; Governing Law. This Amendment shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 5. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 6. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signatures on the following page]

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Four to the Master Repurchase Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

VELOCITY COMMERCIAL CAPITAL, LLC (Seller)

By:	/s/ Chris Farrar
Name:	Chris Farrar
Title:	CEO & President

CITIBANK, N.A. (Buyer)

By:
Name:
Title:

[Signature Page Velocity/Citi - Amendment Number Four to the Master Repurchase Agreement]

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Four to the Master Repurchase Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

VELOCITY COMMERCIAL CAPITAL, LLC (Seller)

By:
Name:
Title:

CITIBANK, N.A. (Buyer)

By:	/s/ Susan Mills
Name:	Susan Mills
Title:	Vice President Citibank, N.A.

[Signature Page Velocity/Citi - Amendment Number Four to the Master Repurchase Agreement]